Exhibit 3.2

Delaware The First State	Page 1

I, CHARUNI PATIBANDA-SANCHEZ, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “RESHAPE LIFESCIENCES INC.”, CHANGING ITS NAME FROM “RESHAPE LIFESCIENCES INC.” TO “VYOME HOLDINGS, INC.”, FILED IN THIS OFFICE ON THE FOURTEENTH DAY OF AUGUST, A.D. 2025, AT 5:44 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE FIFTEENTH DAY OF AUGUST, A.D. 2025 AT 12:03 O’CLOCK A.M.

4435749 8100 SR# 20253680365	Authentication: 204486541 Date: 08-15-25
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 05:44 PM 08/14/2025 FILED 05:44 PM 08/14/2025 SR 20253680365 - File Number 4435749

CERTIFICATE OF NINTH

AMENDMENT TO THE

RESTATED CERTIFICATE OF INCORPORATION

OF

RESHAPE LIFESCIENCES INC.

Reshape Lifesciences Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that:

A.	The name of this corporation is ReShape Lifesciences Inc. and the date on which the Restated Certificate of Incorporation of this corporation was originally filed with the Secretary of State of the State of Delaware was October 12, 2016 (the “Restated Certificate of lncorporation”).

B.	The date on which the first amendment to the Restated Certificate of Incorporation was originally filed with the Secretary of State of the State of Delaware was June 14, 2018.

C.	The date on which the second amendment to the Restated Certificate of lncorporation was originally filed with the Secretary of State of the State of Delaware was July 24, 2019.

D.	The date on which the third amendment to the Restated Certificate of Incorporation was originally filed with the Secretary of State of the State of Delaware was June 15, 2021.

E.	The date on which the fourth amendment to the Restated Certificate of Incorporation was originally filed with the Secretary of State of the State of Delaware was June 15, 2021.

F.	The date onwhich the fifth amendment to the Restated Certificate of lncorporation was originally filed with the Secretary of State of the State of Delaware was December 21, 2022.

G.	The date on which the sixth amendment to the Restated Certificate of Incorporation was originally filed with the Secretary of State of the State of Delaware was September 18, 2024.

H.	The date on which the seventh amendment to the Restated Certificate of Incorporation was originally filed with the Secretary of State of the State of Delaware was May 6, 2025.

I.	The date on which the eighth amendment to the Restated Certificate of Incorporation was originally filed with the Secretary of State of the State of Delaware was August 13, 2025.

J.	On June 9, 2025, the Board of Directors of the Corporation has duly adopted resolutions proposing and declaring advisable that the Restated Certificate of Incorporation be further amended as set forth herein and calling for the consideration and approval thereof at a meeting of the stockholders of the Corporation and the stockholders of the Corporation approved the amendments set forth herein at a meeting duly called and held on August 7, 2025.

K.	This certificate of ninth amendment (the “Certificate of Ninth Amendment”) to the Restated Certificate of Incorporation herein certified was duly adopted in accordance with the applicable provisions of Section 242 of the DGCL.

L.	This Certificate of Ninth Amendment to the Restated Certificate of Incorporation shall be effective at 12:03 a.m. Eastern Time on August 15, 2025.

M.	The Restated Certificate of Incorporation is hereby further amended to amend and restate ARTICLE I in the form below:

“The name of the corporation is Vyome Holdings, Inc. (the “Corporation”).”

N.	The Restated Certificate of Incorporation is hereby further amended to amend and restate paragraph 3 of ARTICLE VI in the form below

MATTERS RELATING TO THE BOARD OF DIRECTORS

1.	General. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors except as otherwise provided herein or required by law.

2.	Election of Directors. Election of Directors need not be by written ballot unless the By-laws of the Corporation (the “By-laws”) shall so provide.

3.	Number of Directors; Term of Office.

(i)	Board of Directors Composition: The number of Directors of the Corporation shall be fixed solely and exclusively by resolution duly adopted from time to time by the Board of Directors; provided the Board of Directors shall consist of at least one (1) member. The number of Directors of the Corporation shall initially consist of six (6) Directors. The Board of Directors of the Corporation shall, unless determined otherwise by resolution duly adopted from time to time by the Board of Directors or pursuant to an agreement among stockholders, consist of: (a) two (2) directors to be designated by KKG Enterprises, LLC, including the Chairman of the Board of Directors, who shall initially be Krishna Gupta, and Stash Pomichter; (b) two (2) directors to be designated by Shiladitya Sengupta, one of which shall initially be Shiladitya Sengupta and the other shall be Mohanjit Jolly; (c) the Chief Executive Officer, who shall be designated by Vyome Therapeutics, Inc., who shall initially be Venkateswarlu Nelabhotla; and (d) one (1) non-employee director, who shall initially be John Tincoff; provided that the director designation rights of KKG Enterprises, LLC and Shiladitya Sengupta shall at all times be proportionate to the voting power held by each of KKG Enterprises, LLC and Shiladitya Sengupta, as a percentage of the overall votes entitled to be cast in the election of directors, in compliance with the applicable listing rules of the exchange on which the Corporation’s stock is listed for trading.

Board Classification: The Directors shall be classified, with respect to the term for which they severally hold office, into three classes. The initial Class I Directors of the Corporation shall be Krishna Gupta (who shall be the Chairman of the Board of Directors initially), Stash Pomichter and Shiladitya Sengupta; the initial Class II Directors of the Corporation shall be Venkateswarlu Nelabhotla and John Tincoff; and the initial Class III Director(s) of the Corporation shall be Mohanjit Jolly. The initial Class I Directors shall serve for a term expiring at the first annual meeting of stockholders of the Corporation to be held following the initial effectiveness of this Certificate of Seventh Amendment; the initial Class II Directors shall serve for a term expiring at the second annual meeting of stockholders of the Corporation following the initial effectiveness of this Certificate of Seventh Amendment; and the initial Class III Directors shall serve for a term expiring at the third annual meeting of stockholders of the Corporation to be held following the initial effectiveness of this Certificate of Seventh Amendment. At each succeeding annual meeting of stockholders of the Corporation, beginning with the first annual meeting of stockholders of the Corporation following the initial effectiveness of this Certificate of Seventh Amendment, Directors elected to succeed those Directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders of the Corporation after their election. Notwithstanding the foregoing, the Directors elected to each class shall hold office until their successors are duly elected and qualified or until their earlier resignation, death, disqualification or removal.

4.	Vacancies. Any and all vacancies in the Board of Directors, however occurring, including, without limitation, by reason of an increase in the size of the Board of Directors, or the death, resignation, disqualification or removal (provided that any Director may be removed only with cause) of a Director, shall be filled solely and exclusively by the affirmative vote of a majority of the remaining Directors then in office, even if less than a quorum of the Board of Directors, or by a sole remaining Director then in office, and not by the stockholders of the Corporation; provided that the stockholder having the right to designate the director whose vacancy is being filled shall have the right to designate an individual to fill such vacancy on the Board of Directors and the Board of Directors shall take such actions as may be necessary to ensure the appointment of such designee to fill such vacancy on the Board. Any Director appointed in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director’s successor shall have been duly elected and qualified or until his or her earlier resignation, death or removal. When the number of Directors is increased or decreased, the Board of Directors shall, subject to Article VI, Section 4 hereof, determine the class or classes to which the increased or decreased number of Directors shall be apportioned; provided, however, that no decrease in the number of Directors shall shorten the term of any incumbent Director. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, shall exercise the powers of the full Board of Directors until the vacancy is filled.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, ReShape Lifesciences Inc. has caused this Certificate of Ninth Amendment to be executed by its duly authorized officer on this 14th day of August, 2025.

RESHAPE LIFESCIENCES INC.

By:	/s/ Venkat Nelabhotla
Name:	Venkat Nelabhotla
Title:	Chief Executive Officer

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